Exhibit 99.1

FOR IMMEDIATE RELEASE

January 10, 2017

CenterState Banks, Inc.

To announce Fourth Quarter 2016 Earnings

Results on January 25, 2017

WINTER HAVEN, FL. – January 10, 2017 - CenterState Banks, Inc. (NASDAQ: CSFL) announced today that it will release fourth quarter earnings results on Wednesday, January 25, 2017, after the market closes.  Upon release, investors may access a copy of CenterState’s earnings results at the Company’s website at www.centerstatebanks.com and selecting “Fourth Quarter 2016 Earnings Results” under the heading “News Releases.”

CenterState will host a conference call on Thursday, January 26, 2017 at 2:00 p.m. (Eastern Time) to discuss the Company’s fourth quarter 2016 results.  Investors may call in (toll free) by dialing (866) 393-0571 (passcode 51402924; host: Jennifer Idell, CFO).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the link at CenterState’s website at www.centerstatebanks.com.

An audio replay of the presentation will be available by the evening of January 26, 2017 at CenterState’s website located in the subsection “Presentations” under the heading “News and Market Data.”

CenterState, headquartered in Winter Haven, Florida between Orlando and Tampa, is a financial holding company with one nationally chartered bank, CenterState Bank of Florida, N.A.  Presently, the Company operates through its network of 68 branch banking offices located in 23 counties throughout Florida, providing traditional deposit and lending products and services to its commercial and retail customers.  The Company also provides correspondent banking and capital market services to approximately 600 community banks nationwide.